AMENDMENT TO
                                     BY-LAWS
                                       OF
                EATON VANCE LOW DURATION DIVERSIFIED INCOME FUND


                                November 29, 2004




Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Low Duration Diversified Income Fund (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Short Duration Diversified Income Fund.



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